                                                Registration No. 333-__________
      As filed with the Securities and Exchange Commission on September 8, 1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                                 ____________________

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                                ____________________

                               ARCADIA FINANCIAL LTD.
               (Exact name of registrant as specified in its charter)

               Minnesota                                  41-1664848
     (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

                                 ____________________

                            7825 Washington Avenue South
                         Minneapolis, Minnesota 55439-2444
                           (Address, including zip code,
                    of registrant's principal executive offices)
                                ____________________

                               Olympic Financial Ltd.
                            Employee Stock Purchase Plan
                              (Full title of the plan)
                                ____________________

                               Richard A. Greenawalt
                               Arcadia Financial Ltd.
                            7825 Washington Avenue South
                         Minneapolis, Minnesota 55439-2444
                                   (612) 942-9880
                        (Name, address and telephone number,
               including area code, of agent for service of process)
                                ____________________

                                      Copy to:
                               William B. Payne, Esq.
                                Dorsey & Whitney LLP
                               220 South Sixth Street
                            Minnesota, Minnesota  55402
                                ____________________

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                             Proposed maximum    Proposed maximum
                                          Amount to be      offering price per  aggregate offering      Amount of
  Title of securities to be registered     registered          share(1)               price         registration fee
----------------------------------------------------------------------------------------------------------------------

Common stock, $.01 par value              500,000 (2)           $4.156             $2,078,000.00          $614.00

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices for shares of the Registrant's Common Stock on September 2, 1998, as reported by the New York Stock Exchange.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 relates to additional shares of Common Stock to be issued by the Registrant under its Employee Stock Purchase Plan (the "Plan"). On May 28, 1998 the shareholders of the Registrant authorized an increase in the number of shares of the Registrant's common stock authorized and reserved for purchase under the Plan from 500,000 to 1,000,000 shares. The Registrant hereby incorporates by reference the contents of its previously filed Registration Statements on Form S-8 relating to the Plan (Commission File Nos. 33-56782 and 333-05387).

ITEM 8.     EXHIBITS.

          Exhibit
          Number      Description
          ------      -----------
           5.1        Opinion of Dorsey & Whitney LLP

          23.1        Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

          23.2        Consent of Independent Public Accountants

          24          Power of Attorney (included on signature page)

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on the 31st day of August, 1998.

                         ARCADIA FINANCIAL LTD.


                         By/s/Richard A. Greenawalt
                           ----------------------------
                              Richard A. Greenawalt
                              Chief Executive Officer and President



                                  POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Greenawalt and John A. Witham, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated.


     Signature                                    Title                              Date
     ---------                                    -----                              ----
/s/Richard A. Greenawalt           Chief Executive Officer, President and      August 31, 1998
----------------------------       Director (Principal Executive Officer)
Richard A. Greenawalt


/s/John A. Witham                  Executive Vice President and Chief          August 31, 1998
----------------------------       Financial Officer (Principal Financial
John A. Witham                     Officer)


/s/Brian S. Anderson               Senior Vice President and Controller        August 31, 1998
----------------------------       (Principal Accounting Officer)
Brian S. Anderson


/s/Scott H. Anderson               Director                                    August 31, 1998
----------------------------
Scott H. Anderson


/s/Robert J. Cresci                Director                                    August 31, 1998
----------------------------
Robert J. Cresci


/s/James L. Davis                  Director                                    August 31, 1998
----------------------------
James L. Davis


/s/Warren Kantor                   Director                                    August 31, 1998
----------------------------
Warren Kantor


/s/Robert A. Marshall              Director                                    August 31, 1998
----------------------------
Robert A. Marshall


                                   EXHIBIT INDEX TO
                                       FORM S-8

                                ARCADIA FINANCIAL LTD.

     Exhibit
     Number         Description
     ------         -----------
      5.1           Opinion of Dorsey & Whitney LLP

     23.1           Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

     23.2           Consent of Independent Public Accountants

     24             Power of Attorney (included on signature page)